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                                                                   EXHIBIT 10.10

                                  Confidential
                                   Amendment
                    To Agreement Dated April 3, 1992 Between
             Ford Motor Company and Allied Systems, Inc. (currently
                            Allied Automotive Group)

                            Effective August 1, 1999

Allied Automotive Group ("Allied") and Ford Motor Company ("Ford") are parties to a vehicle haulaway contract covering the transportation of motor vehicles to and from various points in intrastate, interstate, and international commerce (the "Contract").

This Amendment to the contract is generated to document the agreement concluded between the two parties relative to 1) adjusting contractual rates with respect to the 1999 Truck Design/Volume/Mix cost adjustment negotiations and 2) to establish the agreement for performance to transit standards and related methodology for any payments between the two parties for improvement/deterioration to the standards. The amended terms and conditions of the Contract are as follows:

1. 1999 Truck Design/Volume/Mix - Schedule I details the rate and current load ratio for the respective ramp and plant locations. Rates are effective 8/1/99.

2. Transit Standard Performance - Ford and Allied have agreed to the transit standards and transit standard performance/payment methodology as set forth in Schedule II. Ford and Allied agree that Ford's COPAC system will be used to calculate all applicable transit times. The Ford COPAC current transit measurement system measures vehicle transit time from release (plant: plant release to carrier; ramp: rallcar unloading transmission) to delivery to the dealer. [*] Transit standards and metric tracking are effective 10/1/99.

3. To the extent that anything in this Amendment conflicts with the terms and conditions of the Contract, this Amendment shall govern.

4. All other terms and conditions of the Contract remain unchanged and in full effect.


IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representative on this 21 day of October 1999.



FORD MOTOR COMPANY                                ALLIED AUTOMOTIVE GROUP

BY: /s/ R. B. HUMM                                BY: /s/ JOE COLLIER
    ---------------------------                       -------------------------
       R. B. Humm                                        Joe Collier
TITLE: Commodity Strategist                       TITLE: President
       Transportation Purchasing


*Information has been deleted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission in accordance with Rule 246-2 under the Securities Exchange Act of 1934.
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                                  SCHEDULE I*

















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* Schedule I has been deleted in its entirety pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2 under the Securities Exchange Act of 1934.

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                                  SCHEDULE II*

















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* Schedule II has been deleted in its entirety pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2 under the Securities Exchange Act of 1934.